AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into as of the 25th day of February, 2013 between BULOVA TECHNOLOGIES GROUP, INC. ("Employer") and STEPHEN L. GURBA ("Executive").

PRELIMINARY STATEMENT

Employer is a Florida corporation with its principal place of business in Tampa, Florida. Employer is a specialized company owning subsidiaries engaged in a number of business activities. Executive has substantial business experience and related business skills which can be utilized in Employer's business. Employer desires to employ Executive upon the terms and conditions hereinafter set forth, and Executive desires to accept such employment. Employer and Executive desire to set forth in writing the terms and conditions of their agreements and understandings.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I. DEFINITIONS

A. Executive. The term "Executive" as used herein shall mean STEPHEN L. GURBA

B. Annual Salary. For purposes of this Agreement, the term "Annual Salary" shall mean the compensation payable to Executive as provided for in Section VI (A) hereof.

C. Disabled. For purposes of this Agreement, Executive shall be deemed to be "disabled" when, in the reasonable judgment of Employer, he is unable to perform substantially all of the duties by reason of him in connection with his employment hereunder required of physical or mental illness or of injury for ninety (90) consecutive days.

D. Cause. For purposes of this Agreement, the term "cause" is defined to include the conviction by a court of law for acts of moral turpitude of Executive or fraud of Executive relating to the business of the Employer; bankruptcy or insolvency of the Executive if, in such an event, Executive is unable to perform substantially all of the duties required of him as described in Section V of this Agreement; the determination that Executive has become disabled as described herein; material breach by Executive of the terms and

conditions of this Employment Agreement, Executive's refusal to follow Employer's reasonable orders and directions in connection with the performance of Executive's duties as described in Section V of this Agreement, or any act or action of Executive which materially damages the business interests, reputation or goodwill of Employer.

II. EMPLOYMENT

Employer hereby employs Executive, and Executive hereby accepts employment by Employer upon all the terms and conditions as are hereinafter set forth.

III. TERM

Subject to the provisions for termination contained herein at Section XIII, the term of this Employment Agreement shall commence as of February 25, 2013 and shall terminate on December 31, 2015 (the "Employment Term").

IV. EXECUTIVE'S REPRESENTATION AND WARRANTIES

Executive represents and warrants to Employer that he is free to accept employment with Employer as contemplated herein, and he has no other prior obligations or commitments of any kind to anyone which would in any way interfere with his acceptance, or the full performance of his obligations, under this Agreement, or the exercise of his best efforts hereunder.

V. DUTIES AND EXTENT OF SERVICE

A. Efforts. Executive agrees to devote such working time, energy, knowledge, and efforts as Employer reasonably deems necessary to the performance and discharge of Executive's duties and responsibilities hereunder and such other reasonable duties and responsibilities as are assigned to him from time to time by the Board of Directors of Employer. Executive's duties hereunder shall be performed at the business offices of Employer, but may also be performed at such other places within Florida as may be designated by Employer.

B. Position and Responsibilities. Executive shall serve as Chief Executive Officer of Employer with such duties as are assigned to him by the Board of Directors of Employer consistent with his status and capacity as an executive of Employer. Following the term of this Agreement, Employer and Executive shall negotiate in good faith the terms of renewal hereof.

VI. COMPENSATION

As compensation for his personal services and labor rendered to the Employer during the Employment Term, in whatever capacity rendered, the Executive shall receive:

A. Annual Salary. Minimum Annual Salary shall be at an annual rate of $386,000.00 payable weekly and continuing until termination of Executive's employment.

B. Bonus.

1. 2013. Employer has assigned the proceeds of U.S. Government contract #W15QKN-11-A-0527/0003 (the "DShK Contract") to Keehan Trust Funding, LLC ("Keehan"). Employer has further made, as of this date, a Secured Promissory Note in the amount of Four Hundred Thousand Dollars ($400,000) plus interest thereon in favor of NFC III, LLC (the "Note"). Upon the later date of a) the release by Keehan of the assignment of proceeds to it of the DShK Contract and b) repayment of the Note in full, Executive shall have earned and be entitled to payment of a bonus in the amount of Four Hundred Thousand Dollars ($400,000) when working capital and cash flow permits.

2. 2014 and 2015. Within thirty (30) days following the beginning of Employer's fiscal years 2014 and 2015, the Board of Directors shall set forth a business plan for the Company's performance, to include projected Gross Sales and EBITDA. Within forty five (45) days following the close of each of the 2014 and 2015 fiscal years, the Company's independent auditors shall determine the actual Gross Sales and EBITDA of the Company. The bonus will be calculated based upon two (2) formulas.

   One half of the bonus, up to $100,000 will be calculated as follows:

$$\frac{\text{Actual Gross Sales}}{\text{Projected Gross Sales}} \times 100{,}000$$

   One half of the bonus, up to $100,000 will be calculated as follows:

$$\frac{\text{Actual EBITDA}}{\text{Projected EBITDA}} \times 100{,}000$$

   The bonus maximum is $200,000 per year for the fiscal years ending 9/30/14 and 9/30/15.

C. Automobile. Employer shall provide Executive a luxury automobile, and provide all expenses and repairs to such automobile.

D. Fringe Benefits. Employer shall provide Executive with normal fringe benefits provided to its senior executive personnel including, but not limited to, a medical program, term life insurance, keyman disability insurance, corporate country club membership not to exceed $12,000 annually, and such other fringe benefits as the Board of Directors may determine from time to time. Health benefits for Executive and his dependents are to be paid by Employer.

E. Termination Benefits. Employer shall pay Executive semi-monthly his standard salary for a period of up to ninety (90) days, not to exceed the termination date of this Agreement, following termination of Executive's employment hereunder, for reasons other than disability.

VII. DEDUCTIONS

Deductions shall be made from Executive's total annual compensation and any bonuses for withholding tax and other such taxes as may from time to time be required by governmental authority.

VIII. EXPENSES

Executive is expected, from time to time, to incur reasonable entertainment, travel and other expenses from promoting the business of Employer, which will be reimbursed by Employer. Reimbursement for such expenses, however, shall be subject to such regulations and procedures as Employer may from time to time reasonably establish.

IX. FACILITIES

Employer shall provide and maintain such facilities, equipment and supplies as it deems necessary for Executive's performance of his duties under this Employment Agreement.

X. EMPLOYER RECORDS

All books, records and documents relating to Employer's business shall be the sole and permanent property of Employer. An employee shall not be entitled to retain any copies thereof, notwithstanding his participation therein.

Unless required by service of legal process, no other Employer records shall be displaced or delivered to, or any information therefrom displaced or delivered to, or

any information therefrom disclosed, to any person not connected with the Employer except in strict accordance with the rules of the Employer from time to time in effect, except that Executive shall be entitled to review and copy personnel records relating to Executive's employment hereunder.

XI. PAID DAYS OFF

During the term of this Employment Agreement, Executive shall be entitled to twenty five (25) paid days off on an annual basis which may be utilized at Executive's discretion.

XII. STANDARDS

The Executive shall perform his duties under this Agreement in accordance with the highest standards of professional ethics and practices as may from time to time be applicable during the Employment Term.

XIII. TERMINATION OF EMPLOYMENT

A. Events of Termination. The Employment Term may, at the opinion of the Board of Directors of Employer, be terminated upon the happening of any of the following events:

1. Whenever Executive accepts (without having obtained the prior written consent of Employer) employment with any other company not affiliated with Employer.

2. Whenever Executive shall become, without having obtained the prior written consent of Employer, a holder of five percent (5%) of the issued and outstanding Common Stock of a competitor of Employer, a director of a competitor of Employer, or an officer, agent, or employee of any competitor of Employer.

3. Whenever Executive and Employer shall mutually agree in writing to terminate this Agreement.

4. At Employer's option at any time for cause, as that term is defined in Section I. (D) hereof.

5. If Executive shall suffer a disability as that term is defined in Section I. (C) hereof, provided that Executive shall be entitled to 90 days' notice prior to such termination.

B. Notice of Termination. The Employment Term may, upon 30 days' notice at the option of Executive, be terminated upon the happening of any of the following events:

1. Whenever the Executive and Employer shall mutually agree in writing to terminate this Agreement.

2. Acts of material breach of any provision of this Agreement by Employer.

C. Amounts Due Executive/Employer. Within sixty (60) days of termination of this Agreement for whatever reason, all amounts owing to either party will be due and payable in full.

XIV. DISCLOSURE OF INFORMATION

Executive acknowledges that, in and as a result of his employment hereunder, he will be making use of, acquiring and/or adding to confidential or proprietary information developed by Employer and of a special and unique nature and value to Employer, including, but not limited to, the nature and material terms of business opportunities and proposals available to Employer, Employer's products, methods, systems and research, the names and addresses of its customers and suppliers, prices charged and paid by Employer or its customers, designs and specifications, record cards, customers' and suppliers' records, customer files, services, operations procedures, methods and systems, financial records of Employer and of customers, and other information, data, and documents now existing or later acquired by Executive or Employer, regardless of whether any such information, data or documents, qualify as a "trade secret" under applicable Federal or State law (collectively, the "Confidential Information"). As a material inducement to Employer to enter into this Agreement, and to pay to Executive the compensation referred to in Section VI hereof, along with other considerations provided herein, Executive covenants and agrees that he shall not at any time during the Employment Term or following any termination thereof, directly or indirectly, divulge or disclose or use for any purpose whatsoever (except for the sole and exclusive benefit of Employer, as reasonably required in connection with his duties to or as otherwise required by law), any Confidential Information which has been obtained by or disclosed to him as a result of his employment with Employer. In accordance with the foregoing, Executive further agrees that he will at no time retain or remove from the premises of the Employer records of any kind or description whatsoever for any purpose whatsoever unless authorized by Employer, and will return all of the foregoing to Employer upon Employer's request or any termination of his employment. In the event of a breach or threatened breach by Executive of any of the provisions of this Section XIV, Employer, in addition to and not in limitation of any other rights,

remedies, or damages available to Employer at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Executive, or by Executive's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

XV. COVENANT AGAINST COMPETITION

A. Executive acknowledges that his services to be rendered hereunder are of a special and unusual character which has a unique value to Employer, the loss of which cannot adequately be compensated by damages in an action at law. In view of the unique value to Employer of the services of Executive for which Employer has contracted hereunder, and because of the Confidential Information to be obtained by or disclosed to Executive as herein above set forth, and as a material inducement to Employer to enter into this Employment Agreement and to pay to Executive the compensation referred to in Section VI hereof and other consideration provided herein, Executive covenants and agrees that he will not during the term hereof and for a period of twelve (12) months after the date of termination of this Agreement for any reason (i) engage, directly or indirectly, in any business directly competitive with business of Employer (the "Activities) in any area within the sates that the Company presently is conducting business or subsequently is conducting business at the time of the termination of this Agreement; (ii) call upon any customer or customers of Employer for the purposes of engaging in any activities for any person, corporation, or entity other than Employer competitive with the Activities of Employer; or (iii) divert, solicit or take away any customer or customers of Employer for the purpose of engaging in any activities competitive with the Activities of Employer.

B. Executive covenants and agrees that if he shall violate any of his covenants or agreements provided for pursuant to this Section, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or benefits which Executive, directly or indirectly, has realized and/or may realize as a result of, growing out of, or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Employer may be entitled to at law or in equity or under this Employment Agreement.

XVI. REASONABLENESS OF RESTRICTIONS

A. Executive has carefully read and considered the provisions of Section XIV and XV hereof, and having done so, agrees the restrictions set forth in such Sections (including, but not limited to, the time period of restriction and the geographical areas of restriction set forth in Section XV hereof) are fair and reasonable and are

reasonably required for the protection of the interests of Employer, its officers, directors, and other employees.

B. In the event that, notwithstanding the foregoing, any of the provisions of Sections XIV and XV shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though invalid or unenforceable parts had not been included therein. In the event that any provision of Section XV hereof relating to time period and/or areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, said time period and/or areas of restriction shall be deemed to become, and thereafter be, the maximum time period and/or area which such court deems reasonable and enforceable.

XVII. APPLICABLE LAW; SEVERABILITY

This Agreement shall be governed by and construed pursuant to the laws of the State of Florida, where it is made and executed, notwithstanding its choice of laws provisions. If any terms or part of this Agreement shall be determined to be invalid, illegal, or unenforceable in whole or in part, the validity of the remaining part of such terms or the validity of any other term of this Agreement shall not in any way be affected. All provisions of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

XVIII. NOTICE

Any notices required or permitted to be given pursuant to this Agreement to Employer or Executive shall be in writing and shall be deemed given upon deposit of same in the U.S., certified mail or registered mail, return receipt requested, first class postage and registration fees prepaid, and addressed to the principal office of Employer and the most recent address of Executive shown in the Employer's records, respectively, or such other addresses as is most recently designated for the respective parties by notice given as aforesaid.

XIV. BINDING PROVISIONS AND PERFORMANCE

This Agreement shall inure to the benefit of and be binding upon the parties hereto, and all such parties agree to be bound by the provisions contained herein.

XX. AMENDMENT

No amendment or variation of the terms of this Employment Agreement shall be valid unless made in writing and signed by the parties hereto.

XXI. ENTIRE EMPLOYMENT AGREEMENT

This Employment Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof.

XXII. WAIVER OF VIOLATION NOT CONTINUING

The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach.

XXIII. ASSIGNMENT

This Agreement is personal to each of the parties hereto. Employer may not assign its rights and obligations hereunder without the prior written consent of Executive.

XXIV. HEADINGS AND GENDER

The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. All references to him or her shall be deemed reference to the Executive regardless of gender.

XXV. COUNTERPARTS

This Employment Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

In WITNESS WHEREOF, the undersigned have hereunto set their hands and seals on the day and year first above written.

BULOVA TECHNOLOGIES GROUP, INC.

By: ______________________

Chairman of the Board

By: ______________________

Stephen L. Gurba